UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2014

OSLER INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	000-53757	20-8195637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

254 South Mulberry Street, Suite 113, Meza, AZ	85202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(480) 664-3650

900 SE Third Avenue, Suite 202, Fort Lauderdale, FL 33316
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Such statements may include, but are not limited to, risks associated with:

●	our limited operating history,
●	our ability to continue as a going concern,
●	our history of losses and the expectation that our operating expenses will significantly increase,
●	the ability to raise working capital,
●	the limited public company experience of our management and directors,
●	the dependence on our executive officers,
●	our ability to develop and maintain effective internal controls,
●	our lack of various corporate governance standards and no independent directors,
●	the illiquid nature of our common stock,
●	registration rights we have granted a principal stockholder,
●	the ability of our board of directors to issue preferred stock without the approval of our stockholders,
●	dilution to our stockholders upon the conversion of 3% convertible notes; and
●	Federal regulations which may adversely impact the trading of our common stock.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this Current Report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 3.02	Unregistered Sales of Equity Securities.

As previously reported, on February 25, 2014 Osler Incorporated entered into a Share Exchange Agreement with America Greener Technologies Corporation ®, an Arizona corporation (“AGT”) and the shareholders of AGT whereby we agreed to acquire all of the issued and outstanding capital stock of AGT in exchange for 15,000,000 shares of our common stock. On March 19, 2014 the transaction closed and AGT is now a wholly-owned subsidiary of our company. At closing, we issued 15,000,000 shares of our common stock to the former AGT shareholders. All of the AGT shareholders were either non-U.S. persons or accredited investors. These issuances were made in a private transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on an exemption provided by Section 4(a)(2) of that act or Regulation S. The transaction was accounted for as a reverse acquisition and recapitalization of AGT whereby AGT is considered the acquirer for accounting purposes.

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Upon the closing of the transaction, our sole officer and director resigned and a new board of directors and new officers were appointed, which consist of Michael C. Boyko, Ricardo A. Barbosa and James Mack. Following the closing, Mr. Boyko was also appointed as our Chief Executive Officer and President and Mr. Barbosa was appointed our Chief Operating Officer and Secretary.

In a separate transaction, on March 21, 2014 we sold 1,500,000 shares of our common stock at a purchase price of $0.001 per share to two accredited investors in a private transaction exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act. This transaction was partial compensation for services to AGT pursuant to the term and conditions of a Consulting Agreement entered into with PAN Consultants Ltd. by AGT in December 2013.

As a result of the acquisition of AGT, we are no longer considered a “shell company” and our business and operations are now those of AGT. Following is the information that would be included in a Form 10 registration statement.

FORM 10 DISCLOSURE

BUSINESS

Overview

We focus on process improvement technologies for the power, petrochemical and heavy industrial market place. We sell a proprietary technology which we license from related parties that allows soft online cleaning of industrial boiler heat transfer surfaces. This online cleaning allows users to optimize their boiler system thereby reducing fuel consumption while also decreasing pollution and long-term degradation of their equipment. Our target market includes coal fired power plants, petroleum refineries, waste to energy facilities, biomass facilities, incinerators and other similar combustion operations.

Our company was formed in February 2012 originally as a subsidiary of America Greener Technologies Corporation, a British Columbia company which we refer to as AGT Canada. In November 2011 AGT Canada entered into an agreement with Polarchem Associated Limited, Polarchem International Limited and the stockholders of those companies, which we collectively refer to as Polarchem. Our company was formed in February 2012 to market and sell Polarchem’s proprietary technology solutions in North America under the terms of the November 2011 agreement. In February 2014 we entered into a 30 year agreement with Polarchem granting us exclusive rights to the proprietary technology in the United States, Canada and Mexico which superseded the November 2011 agreement with AGT Canada. In addition, in February 2014 AGT Canada distributed the shares of our company it owned to its stockholders and thereafter we were no longer a subsidiary of AGT Canada.

We did not report any revenues for either the year ended December 31, 2013 or 2012. Our principal executive offices are located at 254 South Mulberry Street, Suite 113, Meza, AZ and our telephone number at that address is (480) 664-3650. Our fiscal year end is June 30. Following the acquisition of AGT, it has adopted a June 30 year end. The information which appears on our website at www.americagreener.com is not part of this report.

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The Polarchem technology

Polarchem was originally started in 1967 and has sold its primary chemistry, L2K, for over 45 years in Europe, Turkey, India, Russia, and Thailand. Users of the Polarchem technology have experience measurable reductions in fuel consumption, reduced or eliminated SO3 (sulfur trioxide) and vanadium pentoxide, as well as reduced particulate emissions. Polarchem’s customers are able to reduce costly soot blowing thus reducing abrasive wear on heat transfer surfaces and directly reduce unplanned shutdowns. Polarchem’s technology is referenced and described in the Boiler Operation and Engineering textbook. 2001, P. Chattopadhyay Chapter 16.

Our target market

Our internal analysis is that a potential market exists for the Polarchem technology in North America. Our target markets are broken into several categories:

●	Coal fired power plants - old technology plants, high sulfur coal and PRB (Powder River Basin) coal plants,
●	New coal fired power plants, including sequestration and carbon capture process technology,
●	Petroleum refineries,
●	Waste to energy
●	Biomass / incinerators,
●	Waste recovery boilers / cement plants,
●	Fuel oil boilers, and
●	Marine vessels.

Our internal analysis demonstrated that we have well over 2,000 large scale potential customers in North America in these target industries and markets.

Our business

Our primary focus is to supply and install the Polarchem non-toxic, biodegradable system for online cleaning of boiler tube and heat transfer surfaces. Additionally we offer the Polarchem G3 chemical composition for use in natural gas boilers and low sulfur combustion applications that experience soot fouling.

It has been our experience that our target market in North America is generally unaware of the existence of the Polarchem technology. In an effort to introduce the benefits of the Polarchem technology to our target customers, in 2013 we began offering select potential customers with a no-obligation trial.

Sales and marketing

We are marketing the Polarchem technology directly to power utilities, refineries, engineering groups, boiler manufacturers and other related companies. We also utilize trade show participation, including COAL-GEN, Coal Prep, EUEC (Energy and Environmental Conference), and POWER-GEN, as well as industry summit attendance including conferences organized by the Marcus Evans Group, Petrochem and POWER-GEN and web based ads.

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Competition

We compete with a number of companies in our target market. Our internal research determined that these existing competitors utilize what we believe to be an antiquated technology primarily based upon hydroxide chemistries. We believe that these systems provide some measure of improvement over no treatment, but are significantly less effective that the Polarchem technology.

Our current competitive product groups include Fuel-Tech, EES Corporation, and GE. The basis of all of our known competitors technology revolves around magnesium hydroxide and other oxide based products. We believe we may be able to compete in our target markets because the Polarchem technology uses a very small amount of chemical to clean boiler surfaces which permits our potential customers to reduce the amount of coal required for the same amount of heat and related electrical production from steam.

There are no assurances, however, that we will ever effectively compete in our target market. Substantially all of our competitors have established brand recognition, operating histories and are better capitalized than our company.

The Polarchem Licensing Agreement

Under the terms of the Polarchem Licensing Agreement, which expires in February 2044, we were granted the exclusive rights in the United States, Canada and Mexico to:

●	use the trademarks, service marks, copyrights, trade secrets and trade names including the name “Polarchem”™,
●	manufacture the Polarchem L2K and G3 chemical cleaning compositions for combustion efficiency currently marketed under the Polarchem trademark, and
●	supply certain services in the field of combustion efficiency.

Until such time as we establish facilities for the manufacture or mixing of the Polarchem chemical cleaning compositions, we currently purchase these products directly from Polarchem which is the sole source of the products. Under the terms of the Licensing Agreement, at such time, if ever, that we establish these operations, Polarchem agreed to provide cooperation and its expertise to ensure that we are successful in establishing these facilities. We have agreed with Polarchem to use our best efforts to improve the technology. Any improvements or other modifications to the Polarchem technology in our exclusive territory will be jointly owned by us and Polarchem. Polarchem will also provide training and technical expertise necessary to successfully manufacture the chemical cleaning compositions.

Polarchem granted us a right of first refusal to purchase its assets, as well as a right of first refusal as to any new products it desires to sell in United States, Canada or Mexico. The Polarchem stockholders also granted us a right of first refusal over their ownership interests in Polarchem. The agreement also contains customary confidentiality and indemnification provisions. Either party may terminate the Licensing Agreement upon a breach (after a 60 day cure period) by the other party, should the other party file for bankruptcy, begin liquidation proceedings or have a receiver appointed.

Intellectual Property

In November 2013 we were granted a Federal trademark of our name “America Greener Technologies” and our logo under serial number 85574883. We rely on a combination of trademark, copyright law, trade secret protection, confidentiality agreements, and other contractual arrangements with our employees, suppliers, and others. These steps may not be adequate to protect our proprietary information. However, we may be unable to detect the unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Failure to adequately protect our intellectual property could harm our brand and adversely affect our ability to compete effectively. Further, defending our intellectual property rights could result in the expenditure of significant financial and managerial resources, which could adversely affect our business, results of operations, and financial condition in future periods.

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We have also obtained the right to the Internet address www.americagreener.com. As with phone numbers, we do not have and cannot acquire any property rights in an Internet address. We do not expect to lose the ability to use the Internet address; however, there can be no assurance in this regard and the loss of this address could adversely impact our ability to market our business.

Employees

At March 19, 2014, we had six full time employees, including our executive officers.

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this Current Report before you decide to purchase our securities. If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose your entire investment in our company.

Risks Related to our Business

We have a limited operating history on which to evaluate our business or base an investment decision.

Following the acquisition of AGT, our business is now the business and operations of AGT. AGT was formed in February 2012 and did not report revenues for 2013 or 2012. It began reporting revenues during the first quarter of calendar 2014. Our business prospects are difficult to predict because of the early stage of operations, our unproven business strategy and risks associated with introducing a new product to the North American markets. We face numerous risks and uncertainties in implementing our business plan. In particular, we have not proven that we can:

●	develop customers for the Polarchem technology at a level that enables us to pay our operating expenses and become profitable;

●	develop and maintain relationships with key customers and strategic partners that will be necessary to optimize the market value of our products and services;

●	raise sufficient capital in the public and/or private markets; or

●	respond effectively to competitive pressures.

If we are unable to accomplish these goals, our business is unlikely to succeed and you should consider our prospects in light of these risks, challenges and uncertainties.

Our auditors have raised substantial doubts as to our ability to continue as a going concern.

Our financial statements have been prepared assuming we will continue as a going concern. Since inception we have experienced recurring losses from operations, which losses have caused an accumulated deficit of approximately $1.0 million at December 31, 2013. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. We anticipate that we will continue to incur losses in future periods until we are successful in significantly increasing our revenues. There are no assurances that we will be able to raise our revenues to a level which supports profitable operations and provides sufficient funds to pay our obligations. If we are unable to meet those obligations, we could be forced to cease operations in which event investors would lose their entire investment in our company.

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We have incurred net losses since inception and we expect our operating expenses to increase significantly in the foreseeable future.

We incurred net losses of approximately $842,000 for the year ended December 31, 2013 and approximately $200,000 from inception (February 14, 2012) through December 31, 2012. We anticipate that our operating expenses will increase substantially in the foreseeable future as we continue to expand our marketing channels and our operations, and incur additional expenses associated with our public company reporting obligations. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenues sufficiently to offset these higher expenses. There are no assurances we will be able to generate revenues which are sufficient to fund our operating expenses. Even if we are able to generate any material amount of revenues in future periods, we cannot be certain that we will be able to ever report profitable operations. If we are unable to effectively manage these risks and difficulties as we encounter them, our business, financial condition and results of operations may suffer.

We will need additional financing which we may not be able to obtain on acceptable terms. If we cannot raise additional capital as needed, our ability to grow our company could be in jeopardy.

Capital is needed for the effective expansion of our business. To date, our capital needs were funded by our former parent company. Our future capital requirements, however, depend on a number of factors, including our ability to internally grow our revenues, manage our business and control our expenses. In order to fully implement our growth strategy, we will need to initially raise approximately $1 million of additional capital to fund the further expansion of our company including funds for marketing, an expansion of our employee base and additional operating expenses associated with our public company reporting requirements. We do not have any firm commitments to provide any additional capital and we anticipate that we will have certain difficulties raising capital given the limited operating history of our company. Accordingly, we cannot assure you that additional working capital will be available to us upon terms acceptable to us. If we are subsequently unable to raise additional funds as needed, our ability to grow our company is in jeopardy.

Our management has limited experience in operating a public company.

Our executive officers and directors have limited or no experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage to us in that it is likely that an increasing amount of their time will be devoted to these activities which will result in less time being devoted to the management and growth of our company. It is possible that we will be required to expand our employee base and hire additional employees, such as a chief financial officer experienced in public company financial reporting, to support our operations as a public company which will increase our operating costs in future periods.

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We rely on our executive officers and directors, without whose services our business operations could cease. Our executive officers presently provide services under the terms of consulting agreements.

We are materially reliant on the services of our executive officers for the operation of our company. In addition, we are also materially reliant on services provided by our non-management director. These individuals are each parties to a consulting agreement which may be terminated by either party upon 30 days notice. As such, they are not parties to any long-term contractual obligation to remain employed by us, although they have no present intent to leave. If our management should choose to leave us for any reason before we have hired additional experienced personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation we could afford. Without such management, we could be forced to cease operations and investors in our common stock could lose their entire investment. We also compensate our executive officers as consultants which effectively reduces our overall compensation expense. If we were to enter into employment agreements with either or both of our executive officers, our operational expenses would further increase.

We are obligated to develop and maintain proper and effective internal control over financial reporting. We may not complete our analysis of our internal control over financial reporting in a timely manner, or these internal controls may not be determined to be effective, which may adversely affect investor confidence in our company and, as a result, the value of our common stock.

We are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. Complying with Section 404 requires a rigorous compliance program as well as adequate time and resources. As a result of developing, improving and expanding our core information technology systems as well as implementing new systems to support our operations which requires significant management time and support, we may not be able to complete our internal control evaluation, testing and any required remediation in a timely fashion. Additionally, if we identify one or more material weaknesses in our internal control over financial reporting, we may be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would have a material adverse effect on the price of our common stock.

Risk Related to Our Common Stock

Until March 19, 2014 we were considered a “shell company” and there is no active market for our common stock. Even if a market develops, the ability of our stockholders to resell their shares is limited by Federal securities laws.

Prior to our acquisition of AGT in March 2014, we were a “shell company” as that term is defined under Federal securities laws. While our common stock is quoted on the OTC Markets, there is no active market and we do not know if a market will ever be established. As a result, an investment in our common stock should be considered an illiquid investment.

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In addition, at March 21, 2014 we had 19,005,014 outstanding shares of common stock, of which 18,347,601 are “restricted securities” under Rule 144 of the Securities Act. In general, under Rule 144 of the Securities Act, as currently in effect, a person, or person whose shares are aggregated, who is not our affiliate or has not been an affiliate during the prior three months and owns shares that were purchased from us, or any affiliate, at least six months previously, is entitled to make unlimited public resales of such shares provided there is current public information available at the time of the resales. A person, or persons whose shares are aggregated, who are affiliates of the issuer and own shares that were purchased from us, or any affiliate, at least six months previously is generally entitled to sell within any three month period, a number of shares of common stock that does not exceed 1% of the then outstanding shares of common stock, subject to manner of sale provisions, notice requirements and the availability of current public information about the issuer. The ability, however, of our stockholders to rely upon Rule 144 is limited by our former status as a shell company. As such, our stockholders are not able to rely on Rule 144 for the sale of shares of our common stock until a period of 12 months has lapsed from the filing date of this Current Report. If less than 12 months has elapsed since we ceased being a “shell company”, then only registered shares can be sold pursuant to Rule 144. Except as set forth elsewhere herein, we have no obligation to register the resale any of outstanding shares of our common stock. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i). Future sales of restricted common stock under Rule 144 or otherwise could negatively impact the market price of our common stock, should a market develop of which there are no assurances.

We have granted our former principal stockholder registration rights for approximately 9.6% of our currently outstanding common stock.

Under the terms of the Share Exchange Agreement for our acquisition of AGT, we granted Insurance Marketing Solutions, LLC a company controlled by our former sole officer and director (“IMS”) demand registration rights for 1,822,601 shares of our outstanding common stock. We are obligated to pay substantially all of the costs associated with the filing of this resale registration statement. Should IMS elect to exercise these demand rights, upon the effectiveness of the registration statement it would be entitled to resell these shares in the market without complying with the resale limitations of Rule 144. Assuming a market for our common stock should develop, of which there is no assurance, sales of these shares by IMS could adversely impact the market price of our common stock in future periods.

We have not voluntarily implemented various corporate governance measures, in the absence of which stockholders may have more limited protections against interested director transactions, conflicts of interests and similar matters.

We have not yet adopted any corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. In the future, we may seek to establish an audit and other committees of our board of directors. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

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Provisions of our articles of incorporation and bylaws may delay or prevent a take-over which may not be in the best interests of our stockholders.

Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt. In addition, certain provisions of the Nevada Revised Statutes also may be deemed to have anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation’s disinterested stockholders. Further, our articles of incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

The conversion of the outstanding AGT convertible notes will be dilutive to our stockholders.

In March 2014 prior to the closing of the acquisition of AGT by our company, AGT issued 3% convertible promissory notes in the aggregate principal amount of $100,000 to two affiliates in payment of advances made to AGT in January 2014 and February 2014 by these affiliates. These notes mature on June 30, 2014, but are convertible at any time at either the option of the holder or AGT into shares of AGT’s common stock at a conversion price of $0.40 per share. Following the closing of the acquisition of AGT on March 19, 2014, by the terms of the notes they are now convertible into shares of our common stock at $0.40 per share. The issuance of these additional shares of our common stock will be dilutive to our stockholders.

The tradability of our common stock is limited under the penny stock regulations which may cause the holders of our common stock difficulty should they wish to sell the shares.

Because the quoted price of our common stock is less than $5.00 per share and we do not meet certain other rule exclusions, our common stock is considered a “penny stock,” and trading in our common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction. SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker or dealers are likely to undertake these compliance activities and this limited liquidity will make it more difficult for an investor to sell his shares of our common stock in the secondary market should the investor wish to liquidate the investment. In addition to the applicability of the penny stock rules, other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.

FINANCIAL INFORMATION

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of our financial condition and results of operations for the year ended December 31, 2013 and the period from inception (February 14, 2012) through December 31, 2012 should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this Current Report. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors appearing earlier in this Current Report. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

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Overview

Prior to the acquisition of AGT, we were a “shell company” as that term is defined in Federal securities laws. The acquisition was accounted for as a recapitalization of AGT whereby AGT is considered the acquirer for accounting purposes. As such, our business and operations are now those of AGT.

We focus on process improvement technologies for the power, petrochemical and heavy industrial market place. We sell a proprietary technology which we license from related parties that allows soft online cleaning of industrial boiler heat transfer surfaces. This online cleaning allows users to optimize their boiler system thereby reducing fuel consumption while also decreasing pollution and long-term degradation of their equipment. Our target market includes coal fired power plants, petroleum refineries, waste to energy facilities, biomass facilities, incinerators and other similar combustion operations.

Our company was formed in February 2012 originally as a subsidiary of AGT Canada. In November 2011 AGT Canada entered into an agreement with Polarchem Associated Limited, Polarchem International Limited and the stockholders of those companies, which we collectively refer to as Polarchem. Our company was formed to market and sell Polarchem’s proprietary technology solutions in North America under the terms of the November 2011 agreement. In February 2014 we entered into a 30 year agreement with Polarchem granting us exclusive rights to the proprietary technology in the United States, Canada and Mexico which superseded the November 2011 agreement with AGT Canada. In addition, in February 2014 AGT Canada distributed the shares of our company it owned to its stockholders and thereafter we were no longer a subsidiary of AGT Canada.

We began reporting revenues in the first quarter of calendar 2014. Our operations to date were funded substantially by advances from AGT Canada. AGT Canada has forgiven approximately $1.2 million it had advanced to us prior to December 31, 2013, as well as all subsequent advances through March 19, 2014. Although we do not have any commitments for capital expenditures, we will need to initially raise approximately $1 million of additional capital to provide funding for marketing and our operating infrastructure, and to fund the additional costs of our public company reporting obligations. Given the small size of our company, the early stage of our operations, we may find it difficult to raise sufficient capital to meet our needs. If we are unable to access capital as needed, our ability to grow our company is in jeopardy and absent a significant increase in our revenues we may be unable to continue as a going concern.

Going Concern

We have incurred net losses of $1,043,530 since inception through December 31, 2013. The report of our independent registered public accounting firm on our financial statements for the 2013 and the period of inception (February 14, 2012) through December 31, 2012 contains an explanatory paragraph regarding our ability to continue as a going concern based upon our net losses and cash used in operations. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. There are no assurances we will be successful in our efforts to generate revenues or report profitable operations or to continue as a going concern, in which event investors would lose their entire investment in our company.

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Results of Operations

We did not report any revenues for 2013 or 2012. Our total operating expenses for these periods consist primarily of marketing, selling and administrative expenses, compensation professional fees, consulting fees and general and administrative expenses. Our total operating expenses increased approximately 319% in 2013 from 2012, which are primarily attributable to increases in:

●	marketing, selling and advertising expenses as well as general and administrative expenses, both of which reflect the continued development of our operations in 2013, and

●	consulting fees which includes both compensation paid to our executive officers and our non-management director under the terms of consulting agreements, as well as compensation paid to a former officer and director. These increased expenses are also the result of the continued development of our operations in 2013.

We expect our expenses in each of these areas to continue to increase during the 2014 and beyond as we expand our operations and begin generating revenues. However, we are unable at this time to estimate the amount of the expected increases.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate sufficient cash to satisfy its needs for cash. At December 31, 2013 we had working capital of $124,621. Our current assets at December 31, 2013, included cash, inventory and prepaid and other current assets. Prepaid and other current assets primarily represents prepayments for rent and insurance which are being amortized over the terms of the agreements. Our current liabilities at December 31, 2013 includes accounts payable and accrued liabilities in the ordinary course of our business.

Net cash used for operating activities was approximately $850,000 for 2013 as compared to net cash used for operating activities of approximately $294,000 for 2012.

In 2013 cash was used as follows:

●	net loss was approximately $842,000, and
●	an increase in our inventory of approximately $45,500 and cash operating expenses of approximately $30,000, partially offset by a
●	non-cash operating expenses of approximately $8,000.

In 2012 cash was used as follows:

●	net loss was approximately $201,000, partially offset by
●	an increase in our inventory of approximately $87,000 and cash operating expenses of approximately $6,600, partially offset by a
●	non-cash operating expenses of approximately $1,300.

Net cash used in investing activities was approximately $23,600 in 2013 as compared to approximately $18,900 for 2012 reflects our purchase of additional equipment in both periods.

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Net cash provided by financing activities in 2013 was approximately $872,000 as compared to approximately $329,000 in 2012. In both periods, these funds were advanced to us by our then parent company, and have subsequently been forgiven.

Recent Accounting Pronouncements

The recent accounting standards that have been issued or proposed by the Financial Accounting Standards Board (FASB) or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Off Balance Sheet Arrangements

As of the date of this Current Report, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

PROPERTIES

Our principal executive offices are currently located in approximately 5,000 square feet of leased space in Mesa, AZ. Under the terms of the three year lease entered into in February 2012, we pay an escalating amount of rent, currently $3,300 per month through the end of the term, in addition to common area maintenance charges. During 2013 our total rent expense was approximately $40,300.

PRINCIPAL STOCKHOLDERS

At March 21, 2014, we had 19,005,014 shares of our common stock issued and outstanding. The following table sets forth information on the beneficial ownership of our common stock at March 21, 2014 by:

●	each person known by us to be the beneficial owner of more than 5% of our common stock;
●	each of our directors;
●	each of our named executive officers; and
●	our named executive officers, directors and director nominees as a group.

Unless otherwise indicated, the business address of each person listed is 254 South Mulberry Street, Suite 113, Mesa, AZ 85202. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

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Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class
Michael C. Boyko	2,724,921	14.3%
Ricardo A. Barbosa	358,543	≤1%
James Mack (1)	143,417	≤1%
All officers and directors as a group (three persons)(1)	3,226,881	17.0%
Insurance Marketing Solutions, LLC (2)	1,822,601	9.6%
Pacific Venture Marketing Corporation (3)	3,668,096	19.2%
James Corrigan (4)	1,312,335	6.8%
Russell Corrigan (5)	1,147,335	6.0%
Admiral House Limited (6)	1,003,918	5.3%

(1)           The number of shares beneficially owned by Mr. Mack are held of record by Mack Family Revocable Trust. Mr. Mack holds voting and dispositive control over these shares.

(2)           Mr. C. Leo Smith, formerly our sole officer and director, holds voting and dispositive control over these shares. Insurance Marketing Solutions, LLC’s address is 900 SE Third Avenue, Suite 202, Fort Lauderdale, FL 33316.

(3)           The number of shares owned by Pacific Venture Marketing Corporation includes 85,000 shares issuable upon the conversion of a 3% convertible promissory note in the principal amount of $36,000 which matures in June 2014. Mr. John P. Mooney holds voting and dispositive control over shares owned by Pacific Venture Marketing Corporation. Mr. Mooney served as an executive officer and member of the board of directors of AGT, and is an executive officer and member of the board of directors of AGT Canada. Mr. Mooney resigned his positions with AGT on March 17, 2014. Pacific Venture Marketing Corporation’s address is 36-5531 Cornwall Drive, Richmond, BC, Canada V7C 5N7.

(4)           The number of shares owned by Mr. Corrigan includes 165,000 shares issuable upon the conversion of a 3% convertible promissory note in the principal amount of $64,000 which matures in June 2014. Mr. Corrigan’s address is 15572 Columbia Avenue, White Rock, BC Canada V4B 1K6.

(5)           Mr. Corrigan’s address is 15168 – 36 Avenue, Unit 32, Surrey, BC Canada V3S 0Z6.

(6)           Admiral House Limited’s address is Loyalist Plaza, Don Markey Boulevard, Marsh Harbour, Abaco, Bahamas.

Securities Authorized for Issuance under Equity Compensation Plans

At June 30, 2013, the end of our most recent fiscal year, we did not have any equity compensation plans approved by our stockholders nor any equity compensation plans not approved by our stockholders. As described in Item 8.01 - Other Events of this Current Report, on March 19, 2014 our board of directors adopted our 2014 Equity Compensation Plan. Please see Item 8.01 of this Current Report.

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DIRECTORS AND EXECUTIVE OFFICERS

At the closing of the acquisition of AGT, our then sole officer and director, resigned his positions with our company and Messrs. Michael C. Boyko, Ricardo A. Barbosa and James Mack were appointed to our board of directors to serve until our next annual meeting of stockholders or until their earlier resignation, removal or death. In addition, Messrs. Boyko and Barbosa were appointed our executive officers, each to serve at the pleasure of the board of directors. The following table provides information on our current executive officers and directors.

Name	Age	Positions

Michael C. Boyko	42	Director, President, Chief Executive Officer, principal financial and accounting officer
Ricardo A. Barbosa	43	Director, Chief Operating Officer and Secretary
James Mack	80	Director

Michael C. Boyko. Mr. Boyko has been an executive officer and member of our board of directors since March 19, 2014. In addition, he has served as a member of the board of directors, President and Chief Executive Officer of AGT since February 2012. He has been a director since April 2009 for Royal Mines and Minerals Corporation (OTCBB: RYMM) and served as its Director of Operations from April 2009 until May 2012. He is President and Chief Executive Officer of Matmown Inc. (OTCQB Pink: MTMW), a small mining company, having served in the position originally from April 2012 until February 2013, and then most recently since June 2013. He is also currently President of Advanced Integrated Resources, LLC (AIR LLC), a privately-held company he founded in 2003. In October 2004, he created Advanced Industrial Conveyors under AIR LLC to design, manufacture, market and sell process equipment to the mining and power industry. From 2001 to 2003, Mr. Boyko was employed at T.A. Caid Industries, a privately held company where he developed a new business segment focused on equipment representation and sales to mines and power plants. From 1998 to 2001, Mr. Boyko was a managing partner and vice president of business development of BME Engineering, a privately held company that focused on air pollution control technologies and industrial process equipment for mines and power plants, where he managed sales, marketing and manufacturing. Mr. Boyko is a member of the Society for Mining, Metallurgy and Exploration as well as being Mine Safety and Health Administration (MSHA) certified. Mr. Boyko obtained his Bachelor of Science in Finance from Arizona State University and is a member of the AMIGOS – Arizona Mining Association.

Ricardo A. Barbosa. Mr. Barbosa has been an executive officer and member of our board of directors since March 19, 2014. He has served as Chief Operating Officer of AGT since December 2013. He joined AGT in January 2013, and has previously served as its Marketing and Fabrication Manager and the General Manager North America before being promoted to Chief Operating Officer. In March 2008, he founded Energistics, LLC, an industrial manufacturing consulting firm. Mr. Barbosa is a bi-lingual business professional with over 25 years of experience in the electrical, mechanical and computer driven technology and engineering fields. He is an accredited Microsoft Certified Systems Engineer (M.C.S.E.), and Cisco Certified Network Associate (C.C.N.A.).

James Mack. Mr. Mack has been a member of the board of directors since March 19, 2014. Until his retirement from public office in 1982, Mr. Mack served six terms in the Arizona State Senate where his leadership roles included President Pro Tem, Whip, President of the Western Legislative Conference and founding board member and officer of the American Legislative Exchange Council. Mr. Mack was the first recipient of the Thomas Jefferson Award, the most prestigious award given for patriotism and delivery of the ideals of the organization’s mission. During his terms, he served as Chairman of the Arizona Solar Energy Commission, the Arizona Solid Waste Study Committee, the Arizona Environmental Quality Study Committee, the Natural Resources Development Committee, and the Natural Resources Sanding Committee, among other positions. Mr. Mack is involved in multiple natural resource development groups and is a key lobbyist for uranium and coal development. Since December 2012, he has provided business development, community, government and corporate consulting services to a variety of clients, including as a lobbyist for American Clean Energy Resource Trust, at Knab, Utah (February 2009 until May 2013), a representative of Manex Resource Group, Vancouver, B.C. (October 2006 until April 2012) and a lobbyist for Quaterra Alaska Inc. (April 2008 until February 2009). Mr. Mack is a graduate of Arizona State University.

There are no family relationships between any of the executive officers and directors.

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Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation payable to each individual for their service on our Board is determined from time to time by our board of directors based upon the amount of time expended by each of the directors on our behalf. During the fiscal year ended June 30, 2013 our sole director did not receive any compensation.

Director Qualifications, Board Leadership Structure and Risk Management

Prior to the closing of the acquisition of AGT we were a “shell company” as that term is defined in the Securities Act. Following that transaction, our business and operations are now those of AGT. Messrs. Boyko, Barbosa and Mack, the members of our board of directors, were appointed to our Board in March 2014 following the acquisition of AGT. AGT is a small, early stage company that until March 2014 was a privately held company. Mr. Boyko was one of the founders of AGT and Mr. Barbosa has been employed by AGT since January 2013, serving in a number of positions before being named Chief Operating Officer in December 2013. Both Mr. Boyko and Mr. Barbosa have significant professional experience in fields related to or synergistic with AGT’s business. Mr. Mack’s focus while in the Arizona State Senate and his subsequent consulting and lobbying efforts have been directly related to industries which we view as potential customers. Mr. Boyko’s role in co-founding AGT and their respective professional experience led our Board to conclude each of them should be serving as a director of our company.

Mr. Boyko serves as both our Chief Executive Officer and as one of the three members of our board of directors. We do not have any independent directors. The business and operations of our company are managed by our Board as a whole, including oversight of various risks, such as operational and liquidity risks that our company faces. As our company grows, we expect to expand our board of directors to include independent directors.

Committees of the Board of Directors

We have not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any other committee performing a similar function. The functions of those committees are being undertaken by board of directors as a whole. Because we do not have any independent directors, we believe that the establishment of these committees at this time would be more form over substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our board of directors established a process for identifying and evaluating director nominees, nor do we have a policy regarding director diversity. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our board of directors. Given our status as an early stage company, we do not anticipate that any of our stockholders will make such a recommendation until at such time as we have significantly expanded our revenues and operations. Even then, we do not know if any of our stockholders will make a recommendation for any candidate to serve on our Board given the relatively small size of our company. As set forth above, in the future we expect to expand our Board to include independent directors. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. In considering a director nominee, it is likely that our Board will consider the professional and/or educational background of any nominee with a view towards how this person might bring a different viewpoint or experience to our Board.

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None of our directors is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or board of directors who:

●	understands generally accepted accounting principles and financial statements,
●	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,
●	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity of our financial statements,
●	understands internal controls over financial reporting, and
●	understands audit committee functions.

Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we required to establish or maintain an Audit Committee or other committee of our board of directors.

Code of Business Conduct and Ethics

In March 2014 our board of directors adopted a Code of Business Conduct and Ethics which applies to our board of directors, our executive officers and our employees, outlines the broad principles of ethical business conduct we adopted, covering subject areas such as:

●	compliance with applicable laws and regulations,
●	handling of books and records,
●	public disclosure reporting,
●	insider trading,
●	discrimination and harassment,
●	health and safety,
●	conflicts of interest,
●	competition and fair dealing, and
●	protection of company assets.

Our board of directors believed it was necessary to adopt the expanded code to more appropriately address the needs of an operating company. The Code of Business Conduct and Ethics is filed as Exhibit 14.1 to this Current Report. A copy of our Code of Business Conduct and Ethics is available without charge, to any person desiring a copy of the Code of Business Conduct and Ethics, by written request to us at our principal offices at 254 South Mulberry Street, Suite 113, Meza, AZ 85202.

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EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in the fiscal year ended June 30, 2013 for our principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000, and up to two additional individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our company at June 30, 2013.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
C. Leo Smith, President (1)	2013	0	0	0	0	0	0	0	0
	2012	0	0	0	0	0	0	0	0

(1)           Mr. Smith served as President from July 2009 until March 2014. We were not a party to an employment agreement with Mr. Smith.

How AGT’s officers are compensated

AGT is a party to an Independent Contractors Agreement dated January 1, 2013 with Mr. Boyko. As compensation, AGT pays Mr. Boyko a fee of $10,000 per month and reimbursement for out of pocket travel expenses. AGT is also a party to an Independent Contractors Agreement with Energistics Consulting LLC, a company owned by Mr. Barbosa, which is also dated January 1, 2013. As compensation, AGT pays Mr. Barbosa’s company a fee of $8,000 per month and reimbursement for out of pocket travel expenses. These agreements, which are substantially similar other than the amount of compensation, contain customary confidentiality provisions and may be terminated by either party upon 30 days notice.

These agreements, which are filed as Exhibits 10.2 and 10.3 to this Current Report, remain in effect. We expect to enter into employment agreements with each of Mr. Boyko and Mr. Barbosa during 2014; however, the terms and conditions of these agreements, including the compensation payable to them, have not been negotiated as of the date of this Current Report.

CERTAIN RELATIONSHIPS AND RELATED PARTY

TRANSACTIONS, DIRECTOR INDEPENDENCE

From time to time AGT Canada, then AGT’s parent company, advanced AGT funds for working capital. These advances, which totaled $1,201,261 for 2013 and $328,785 for 2012, were due on demand. AGT Canada has forgiven these advances, as well as all amounts advanced to AGT subsequent to December 31, 2013 up to the closing of our acquisition of AGT on March 19, 2014.

During 2013 AGT paid Mr. John P. Mooney consulting fees of $125,000 for services to us. Mr. Mooney, who was an officer and director of AGT until just prior to our acquisition of that company in March 2014, is a principal stockholder of our company, holding his interests through Pacific Venture Marketing Corp.

AGT is a party to an Independent Contractors Agreement dated January 1, 2013 with Mr. Mack. In addition to his role as a member of our board of directors, Mr. Mack is AGT’s environmental and governmental liaison. As compensation, AGT pays Mr. Mack a fee of $4,000 per month and reimbursement for out of pocket travel expenses. During 2013 AGT paid Mr. Mack total consulting fees of $48,000. This agreement contains customary confidentiality provisions and may be terminated by either party upon 30 days notice.

In January 2014 and February 2014 Mr. James Corrigan and Pacific Venture Marketing Corporation lent AGT an aggregate of $100,000. AGT used these funds for working capital. Both lenders are principal shareholders of our company. In March 2014 AGT issued 3% convertible promissory notes to each of Mr. Corrigan and Pacific Venture Marketing Corporation evidencing these advances. The notes are unsecured and the principal and accrued interest is due on June 30, 2014. At the option of either the holder or AGT, the principal and accrued interest is convertible in whole into shares of our common stock at a conversion price of $0.40 per share.

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Director Independence

None of our directors are considered “independent” within the meaning of meaning of Rule 5605 of the NASDAQ Marketplace Rules.

LEGAL PROCEEDINGS

We are not a party to, and none of our property is the subject of, any pending legal proceedings. To our knowledge, no governmental authority is contemplating any such proceedings.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted in the OTCQB Tier of the OTC Markets under the symbol OSLE. Our common stock has been quoted on the OTC Bulletin Board and/or in the OTC Markets since December 2007. There is currently no active trading in our common stock and there has been no active trading since the quotation of our common stock commenced. Our common stock should be considered an illiquid investment.

As of March 21, 2014, there were approximately 50 record owners of our common stock.

Dividend Policy

We have never paid cash dividends on our common stock. Under Nevada law, we are prohibited from paying dividends if the distribution would result in our company not be able to pay its debts as they become due in the usual course of business or if our total assets would be less than the sum of our total liabilities plus the amount that would be needed, we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. While our board of directors will make any future decisions regarding dividends as circumstances surrounding our company changes, presently it is not anticipated that we will pay any cash dividends in the foreseeable future.

RECENT SALES OF UNREGISTERED SECURITIES

Please see Item 3.02 - Unregistered Sales of Equity Securities of this Current Report.

DESCRIPTION OF SECURITIES

We are authorized to issue 75,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. At March 21, 2014 we had 19,005,014 shares of common stock and no shares of preferred stock issued and outstanding.

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Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the board of directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

Preferred Stock

The preferred stock may be issued by our board of directors in their discretion in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of our board of directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes allows us to indemnify each of our officers and directors who are made a party to a proceeding if:

●	the officer or director conducted himself or herself in good faith;
●	his or her conduct was in our best interests, or if the conduct was not in an official capacity, that the conduct was not opposed to our best interests; and
●	in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful.

We may not indemnify our officers or directors in connection with a proceeding by or in our right, where the officer or director was adjudged liable to us, or in any other proceeding, where our officer or director are found to have derived an improper personal benefit. Our by-laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

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FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Please see Item 9.01 - Financial Statements and Exhibits of this Current Report.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

Please see Item 4.01 - Changes in Registrant’s Certifying Accounting of this Current Report.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On March 19, 2014, we dismissed Thomas W. Klash, CPA as our independent registered public accounting firm and engaged D’Arelli Pruzansky, P.A. as our independent registered public accounting firm. Thomas W. Klash, CPA. has served as our independent registered public accounting firm since September 2009 and audited our financial statements for the years ended June 30, 2013, 2012, 2011 and 2010. The dismissal of Thomas W. Klash, CPA was approved by our board of directors. Thomas W. Klash, CPA did not resign or decline to stand for re-election.

Neither the report of Thomas W. Klash, CPA dated August 27, 2012 on our balance sheets as of June 30, 2012 and 2011 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years ended June 30, 2012 and 2011 nor the report of Thomas W. Klash, CPA dated September 10, 2013 on our balance sheets as of June 30, 2013 and 2012 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years ended June 30, 2013 and 2012 contained an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles, except that both such reports raised substantial doubts on our ability to continue as a going concern.

During our two most recent fiscal years and the subsequent interim period preceding our decision to dismiss Thomas W. Klash, CPA we had no disagreements with the firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Thomas W. Klash, CPA would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During our two most recent fiscal years and the subsequent interim period prior to retaining D’Arelli Pruzansky, P.A. (1) neither we nor anyone on our behalf consulted D’Arelli Pruzansky, P.A. regarding (a) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements or (b) any matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K, and (2) D’Arelli Pruzansky, P.A. did not provide us with a written report or oral advice that they concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue.

We provided Thomas W. Klash, CPA with a copy of this Current Report prior to its filing with the Securities and Exchange Commission, and requested that the firm furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Thomas W. Klash, CPA is filed as Exhibit 16.1 to this Current Report.

Item 5.01	Changes in Control of Registrant.

Please see Item 2.01- Completion of Acquisition or Disposition of Assets and Item 3.02 - Unregistered Sales of Equity Securities of this Current Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Please see Item 2.01 - Completion of Acquisition or Disposition of Assets of this Current Report.

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Item 5.05	Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Please see Item 2.01 - Completion of Acquisition or Disposition of Assets of this Current Report.

Item 5.06	Change in Shell Company Status.

As a result of the consummation of the transactions described in Item 2.01 of this Current Report, we are no longer a shell company as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.

On March 19, 2014, our board of directors authorized our 2014 Equity Compensation Plan (the “2014 Plan”) covering 3,000,000 shares of common stock. The 2014 Plan also contains an “evergreen formula” pursuant to which the number of shares of common stock available for issuance under the 2014 Plan will automatically increase on the first trading day of January each calendar year during the term of the 2014 Plan, beginning with calendar year 2015, by an amount equal to 1% of the total number of shares of common stock outstanding on the last trading day in December of the immediately preceding calendar year, up to a maximum annual increase of 200,000 shares of common stock. The purpose of the 2014 Plan is to enable us to offer to our employees, officers, directors and consultants, whose past, present and/or potential contributions to our company have been, are or will be important to our success, an opportunity to acquire a proprietary interest in our company. The 2014 Plan is administered by our board of directors. Plan options may either be:

●	incentive stock options (ISOs),
●	non-qualified options (NSOs),
●	awards of our common stock, or
●	rights to make direct purchases of our common stock which may be subject to certain restrictions.

Any option granted under the 2014 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The plan further provides that with respect to ISOs the aggregate fair market value of the common stock underlying the options which are exercisable by any option holder during any calendar year cannot exceed $100,000. The term of each plan option and the manner in which it may be exercised is determined by the board of directors or the compensation committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. In the event of any stock split of our outstanding common stock, the board of directors in its discretion may elect to maintain the stated amount of shares reserved under the plan without giving effect to such stock split. Subject to the limitation on the aggregate number of shares issuable under the plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person.

                The 2014 Plan is filed as Exhibit 10.7 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

                The audited financial statements of AGT at December 31, 2013 and for the period of February 14, 2012 (inception) through December 31, 2012 are filed as Exhibit 99.1 to this report.

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(b)           Pro forma financial information.

                The unaudited pro forma financial statements giving effect to the acquisition of AGT are filed as Exhibit 99.2 to this report.

(c)            Shell company transactions.

                The audited financial statements of AGT at December 31, 2013 and for the period of February 14, 2012 (inception) through December 31, 2012 are filed as Exhibit 99.1 to this report.

(d)           Exhibits

3.1	Articles of Incorporation (incorporated by reference to the registration statement on Form S-1, SEC File No. 333-146163, declared effective by the SEC on October 5, 2007 (the “S-1”))
3.2	Amended and Restated Articles of Incorporation (incorporated by reference to the Current Report on Form 8-K as filed on June 22, 2010)
3.3	Bylaws (incorporated by reference to the S-1)
10.1	Form Share Exchange Agreement Form of Share Exchange Agreement dated February 25, 2014 by and among Osler Incorporated, America Greener Technologies Incorporated and the shareholders of America Greener Technologies Incorporated. * (incorporated by reference to the Current Report on Form 8-K filed on February 27, 2014)
10.2	Independent Contractor Agreement dated January 1, 2013 by and between American Greener Technologies Corporation and Michael C. Boyko **
10.3	Independent Contractor Agreement dated January 1, 2013 by and between American Greener Technologies Corporation and Energistics Consulting, LLC**
10.4	Independent Contractor Agreement dated January 1, 2013 by and between American Greener Technologies Corporation and James Mack**
10.5	Licensing Agreement dated February 12, 2014 by and among Polarchem Associates Limited, Polarchem International Limited, America Greener Technologies Corporation, Ulf Tore Walden, David H. Idwal Jones and Georges Berberat **/***
10.6	Consulting Agreement dated December 20, 2013 by and between America Greener Technologies Corporation and PAN Consultants Ltd. **
10.7	2014 Equity Compensation Plan **
10.8	Lease Agreement dated February 8, 2012 by and between America Greener Technologies Corporation and MP Mulberry, LLC *
10.9	3% convertible promissory note dated March 17, 2014 in the principal amount of $64,000 payable to James Corrigan **
10.10	3% convertible promissory note dated March 17, 2014 in the principal amount of $36,000 due Pacific Venture Marketing Corporation **
14.1	Code Business Conduct and Ethics adopted March 19, 2014 **
16.1	Letter dated March 20, 2014 from Thomas W. Klash, CPA **
99.1	Audited financial statements of AGT at December 31, 2013 and for the period of February 14, 2012 (inception) through December 31, 2013**
99.2	Unaudited pro forma financial information **

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Osler Incorporated agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.
**	filed herewith.
***	Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2 The omitted confidential material has been filed separately with the Commission. The location of the omitted confidential information is indicated in the exhibit with asterisks (***).
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSLER INCORPORATED

Date: March 21, 2014	By: /s/ Michael C. Boyko
Michael C. Boyko, Chief Executive Officer and President
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